                                                                   EXHIBIT 10.12


                                PLUG POWER, LLC

                        LLC INTEREST PURCHASE AGREEMENT

                           Dated as of April 9, 1999

                        LLC INTEREST PURCHASE AGREEMENT

     AGREEMENT, dated as of April 9, 1999, between PLUG POWER, LLC, a Delaware limited liability company (the "Company"), and Southern California Gas Company, a California corporation (the "Investor").

     WHEREAS, the Company proposes to issue and sell to the Investor an aggregate of 1,000,000 Shares of Class A Membership Interests (the "Investor Interest") and a warrant (the "Warrant") to purchase 350,000 Shares of Class A Membership Interests (together, the Investor Interest and Warrant shall be referred to as the "Purchased Securities") for an aggregate purchase price of $6.67 million;

     WHEREAS, the Investor desires to purchase the Purchased Securities;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. Unless otherwise defined in context or the context otherwise requires, capitalized terms used in this Agreement are defined on
Schedule I hereto. Such terms shall be applicable to both the singular and plural forms of any of the terms therein defined.

     2. Sale and Purchase. Upon the terms and subject to the conditions herein contained, the Company agrees to sell to the Investor, and the Investor agrees to purchase from the Company, on the Closing Date, the Purchased Securities. The Investor shall pay to the Company $6.67 million for the Purchased Securities and engage in the services set forth in Section 9.

     3.   Closing.

          (a) The Closing shall occur at the offices of Plug Power, 968 Albany-Shaker Road, Latham, New York 12110, at the hour of 10:00 A.M., Eastern Standard Time, on the Closing Date.

          (b) At the Closing, the Company shall deliver to the Investor a certificate evidencing the Investor Interest and a certificate evidencing the Warrant, which certificates shall be registered in the Investor's name, against delivery to the Company of payment by cashier's check or wire transfer of immediately available funds to an account specified in writing by the Company on or before the Closing Date in an amount equal to $6.67 million.

          (c) At the Closing, the Investor shall execute the Limited Liability Company Agreement attached hereto as Schedule 3(c) as a Class A Member.

     4. Restrictions on Transfer of Securities; Removal of Restrictions on Transfer of

Securities.

          (a) The Investor understands and agrees that the Purchased Securities have not been registered under the Securities Act, and that accordingly they will not be fully transferable except as permitted under various exemptions contained in or promulgated by the Commission under the Securities Act, or upon satisfaction of the registration and prospectus delivery requirements of the Securities Act. The Investor acknowledges that it must bear the economic risk of its investment in the Purchased Securities for an indefinite period of time since they have not been registered under the Securities Act and therefore cannot be sold unless they are subsequently registered or an exemption from registration is available.

          (b)  The Investor hereby agrees with the Company as follows:

               (i) The certificates evidencing the Purchased Securities, and each certificate issued in transfer thereof, will bear a legend to the following effect:

          "The securities evidenced by this certificate have not been registered under the Securities Act of 1933 and have been taken for investment purposes only and not with a view to the distribution thereof. and such securities may not be sold or transferred unless there is an effective registration statement under such Act covering, such securities or the issuer corporation receives a reasonably satisfactory opinion of counsel stating that such sale or transfer is exempt from the registration and prospectus delivery requirements of such Act."

               (ii) The certificates representing the Purchased Securities, and each certificate issued in transfer thereof, will also bear any legend required under any applicable state securities law.

               (iii) Absent an effective registration statement under the Securities Act, covering the disposition of such securities, the Investor shall not sell, transfer, assign, pledge, hypothecate or otherwise dispose of any of the Purchased Securities without first providing the Company with a reasonably satisfactory opinion of counsel to the effect that such sale, transfer, assignment, pledge, hypothecation or other disposition will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable state securities laws, except that no such registration or opinion shall be required with respect to (A) a transfer not involving a change in beneficial ownership or
(B) a sale to be effected in accordance with Rule 144 of the Commission under the Securities Act (or any comparable exemption).

               (iv) The Investor consents to the Company's making a notation on its records or giving instructions to any transfer agent of the Purchased Securities in order to implement the restrictions on transfer of the Purchased Securities set forth in this subsection (c).

     5. Representations and Warranties by the Company. In order to induce the Investor to enter into this Agreement and to purchase the Purchased Securities, the Company hereby represents and warrants to the Investor as follows:

          5.1 Organization, Standing etc. The Company is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on its business, to own and hold its properties and assets, to enter into this Agreement, to issue the Purchased Securities and to carry out the provisions hereof. The copies of the Certificate of Formation and Limited Liability Company Agreement of the Company, which have been delivered to the Investor prior to the execution of this Agreement, are true and complete and have not been amended or repealed.

          5.2 Qualification. The Company is duly qualified or licensed as a foreign limited liability company in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification, licensing, or domestication necessary.

          5.3 Capitalization. The authorized capitalization of the Company consists of 40,000,000 Shares of Class A Membership Interests and 3 ),000,000 Shares of Class B Membership Interests. As of the Closing., Date, and prior to the issuance of the Investor Interest, the Company has 24,049,850 Shares of Class A Membership Interests and no Shares of Class B Membership Interests outstanding. All of the issued and outstanding Shares of the Company have been, and all of the Shares to be sold to the Investor will be, upon payment therefor, duly authorized and validly issued and fully paid and nonassessable. As of the Closing Date, and prior to the issuance of the Warrant, the Company has warrants and options outstanding, which upon exercise and payment of an aggregate of $90,250,900 to the Company, will entitle the holders of such warrants and options to an aggregate of 9,400,000 Shares of Class A Membership Interests and, as of February 12, 1999, 2,033,900 Shares of Class B Membership Interests. Other than such warrants and options, and the Warrant, there are no convertible securities with respect to the Company or agreements, arrangements or understandings to issue convertible securities with respect to the Company.

     5.4 Company Authority. The Company has the power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement has been duly authorized by all necessary Company action.

     5.5 Binding Obligations. This Agreement constitutes the legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally.

     5.6 Brokers or Finders. No Person has or will have, as a result of the transactions contemplated herein and any action or omission of the Company, any right or valid g claim against the Company or any Investor for any commission, fee or other compensation as a finder or broker, or in any similar capacity.

     5.7 Legal Proceedings. There are no actions, proceedings or claims pending or, to the knowledge of the Company, threatened against, relating to or affecting the Company or any of its assets or property, which, if determined adversely to the Company, would have a material adverse effect on the results of operations, financial condition or business of the Company.

     5.8 Class A Membership Interests. The holders of Shares of Class A Membership Interests and the number of Shares held by such holders are as set forth on Schedule 5.8.

     5.9 Warrants and Options. The holders of options and warrants to purchase Shares of Class A Membership Interests, the number of Shares underlying such options and warrants, the exercise price for such warrants and options and the expiration dates of such options and warrants are as set forth on Schedule 5.9.

     5.10 The Company has not been charged, nor to the best of its knowledge is it threatened to be charged, with infringement of, nor to the best of its knowledge has it infringed, any existing patent, or pending application therefor, any registered or unregistered trademark, service mark, trade name, common-law or registered copyright, or other proprietary right of any property in connection with its business. The consummation of the transactions contemplated hereby will not alter or impair any of such rights. Use of the Company's PEM fuel cell system (the "Product") does not, and sale in the future would not, to the best knowledge of the Company, infringe upon any existing patent, or pending application therefor, agreement or right or claim of any party. A true and correct listing of all patents, trademarks, service marks, trade names, copyrights and licenses held by, and patent and trademark applications filed by the Company is attached as Schedule 5.10.

     5.11 The Company is not (and to the best knowledge of the Company no other party is) and shall not be in breach or violation of, or default under, and there is no valid basis for a claim of breach or violation of, or default under, any agreement, instrument, or other obligation of any type to which the Company or GE Fuel Cell Systems, L.L.C. is a party or is bound (a "Material Contract") which involves a commitment or forbearance which could reasonably exceed $25,000 during a 12-month period and (a) relates to its business including, without limitation, the Product or (b) to which any of the Company's assets is subject, and no event has occurred which constitutes or, with the lapse of time or the giving of notice or both, would constitute such a breach, violation or default by the Company thereunder. Each Material Contract is listed on Schedule 5.11.

     5.12 The Company has complied with, and is not in violation of, applicable federal, state and local laws, rules and regulations materially affecting the operation of its business.

     5.13 The Company has duly and timely filed all federal, state and local tax reports and returns required to be filed by it, and withheld and, if payable, paid, all taxes required to be withheld from or paid relating to salaries paid to its employees.

     5.14 While they have not been audited, all of the financial statements, books and records of the Company for the calendar years 1997 and 1998, as made available to the Investor and its advisors for inspection prior to the Closing Date, have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods covered thereby, and fairly and accurately present the financial condition of the Company.

     5.15 No Reqistration Riehts. No securities issued by the Company to date, nor securities subject to warrants issued by the Company to date, are subject to registration rights, whether "demand rights," "piggyback rights" or otherwise.

     6. Representations and Warranties by the Investor. In order to induce the Company to enter into this Agreement and to sell the Purchased Securities, the Investor hereby represents and warrants to the Company as follows:

          6.1 Binding Obligation. The Investor has the power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement has been duly authorized by all necessary corporate action of Investor. This Agreement constitutes a legal, valid and bindina oblication of the Investor enforceable against the Investor in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency, and other similar laws affecting the enforcement of creditors' rights generally.

          6.2 Purchase For Investment. The Investor hereby represents and warrants to the Company that it is acquiring the Purchased Securities for investment purposes only, for its own account, and not as nominee or agent for any other Person, and not with the view to, or for resale in connection with, any distribution thereof within the.meaning of the Securities Act. The Investor represents and warrants that it is an "accredited investor," as such term is defined in Rule 501 of Regulation D as promulgated by the Securities and Exchange Commission under the Securities Act, or is not a resident of, or domiciled in, the United States or any territory or possession thereof, and the Investor shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

     7.   Indemnity Remedies

          7.1 Indemnity. The Company shall indemnify, defend and hold Investor (and its directors, officers, direct and indirect parent companies, employees and agents) harmless from and against any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys fees (collectively, "Claims") that the Investor shall incur or suffer which arise, result from or relate to any material breach of warranty or materially inaccurate or materially erroneous representation made by the Company. The Investor shall indemnify, defend and hold the Company (and its directors, officers, direct and indirect parent companies, Class A Members, employees and agents) harmless from and against any and all Claims that the Company shall incur or suffer which arise, result from or relate to any material breach of warranty or materially inaccurate or materially erroneous representation made by the Investor.

          7.2 Investor's Right of Offset. If Investor in good faith determines that it has properly incurred any Claims for which Investor is entitled to indemnification from the Company under Section 7.1, the Investor may, at its option and without prejudice to any right of the Investor to proceed directly against the Company under Section 7.1, be entitled to offset all or any portion of the amount of any liability, loss, damage or expense to which the Company shall be entitled to hereunder against any amount owing to the Company by Investor, including, without limitation, under any LLC Interest Purchase Warrant in connection with the exercise of warrants subject thereto. The exercise of such right of offset by the Investor hereunder shall be evidenced by such means of a notice to such effect given by the Investor to the Company which sets forth all details relating to and the basis for such offset. Upon the exercise by the Investor of its right to offset hereunder, the amount to which the Investor is entitled to offset shall be, and is deemed to be, applied in reduction of such amounts due to the extent specified in the notice of offset.

          7.3 Indemnification Procedures. The indemnified party shall promptly notify the indemnifying party of any liability, breach of warranty, inaccuracy, misrepresentation or any other Claim arising under the foregoing indemnification provisions. If any third party shall notify either the Investor or the Company (the "Indemnified Party") with respect to any matter (a "Third Party Claim") that may give rise to a claim for indemnification against the other (the "Indemnifying Party") under this Section 7, then the Indemnifying Party may contest and defend in good faith any Third Party Claim covered by this section., provided such contest is made without cost or prejudice to the Indemnified Party, and provided that within ten (10) days of the Indemnifying Party's receipt of notice of such claim, the Indemnifying Party notifies the Indemnified Party of its desire to defend and contest such claim. If the Indemnifying, Party does not so notify the Indemnified Party of its desire to contest the claim, the Indemnifying Party shall reimburse tiie Indemnified Party for any payment actually made by the Indemnified P"arty at any time after the Closing Date with respect to any Claims to which the foregoing indemnity relates.

          7.4 Other Remedies. In addition to any other remedy which the Investor may have available to it at law or in equity, the Investor shall be entitled to exercise any remedy in connection with any Claims which it may have against the Company which any other member of the Company may have against the Company with respect to events or circumstances similar to such claims. This right shall be broadly construed to be quantifiably equivalent to such other members' remedies even where such remedies would not be directly applicable or practicable under this Agreement.

     8.   Anti-dilution Rights.

          8.1 Attached hereto as Exhibit A is a proposed amendment to the Company's Limited Liability Company Agreement that the Company intends to submit to its interestholders.

          8.2 The Company covenants that it will not grant anti-dilution rights to any person more favorably than those set out in Exhibit A hereto.

     9.   Investor Services.

          9.1 Services. Over a period of two years from the date hereof, the Investor shall expend an aggregate of $840.000 for (a) market research on behalf of and for the direct benefit of the Company and (b) related services as part of its overall ongoing efforts to advance the utilization of distributed power generation technologies, including natural gas fueled residential sized PEM fuel cell systems.

          9.2 Consequences of Non-Performance. By April 7, 2001, the Investor shall have delivered to the Company a certificate, sworn to and executed by a duly authorized officer of the Investor, representing that the services set forth in Section 9.1 herein have been rendered. If such services have not been rendered, the Investor shall have an additional 12-month period to either (a) expend an additional amount of money so that the Investor has spent an aggregate of $840,000 for the services it was to provide pursuant to Section 9.1; (b) pay cash to the Company in an amount equal to the difference between $840,000 and the amount the Investor incurred for services already rendered; or (c) return the appropriate number of Shares to the Company so that the total number of Shares actually retained by the Investor will equal $7.51 per Share, based on $6.67 million purchase price paid plus the value of the services rendered for the Investor Interest on the date hereof.

     10.  Miscellaneous.

          10.1 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

          10.2 Notices. All notices, receipts, consents, instructions, approvals and other communications required or permitted hereunder shall be validly given, if in writing and delivered personally, by confirmed telecopy or sent by registered or certified mail or nationally recognized air courier service or overnight courier service, postage prepaid:

          (a) If to the Investor, at the following address or at such other address as the

Investor may specify by written notice to the Company:

     Southern California Gas Company
     555 West Fifth Street
     Los Angeles, CA 90013-1001
     Attn: David A. Berokoff

     With a copy to:

     SEMPRA Energy
     101 Ash Street,
     11th Floor
     San Diego., CA 92101
     Attn: Gary Perlmutter, Esq.

          (b) If to the Company, at the following address or at such other address as the Company may specify by written notice to Investor:

     Plug Power, LLC
     968 Albany-Shaker Road
     Latham, NY 12110
     Attention: Ana-Maria Galeano, Esq.

     With a copy to:

     Morgan, Lewis & Bocklus LLP
     101 Park Avenue
     New York, NY 10178
     Attention: David W. Pollak, Esq.

and each such notice, request, consent, instruction, approval and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its actual receipt or three (3) days after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid, or if sent by telecopier, when confirmed, or if sent by-air courier, two (2) days after the same has been deposited with such air courier, or if sent by overnight courier, one (1) day after the same has been deposited with such overnight courier.

          10.3 Survival of Representations and Warranties, etc. All representations and warranties made in this Agreement shall survive the execution and delivery of this Agreement, and the sale and purchase of the Purchased Securities and payment therefor, for a period of two years.

          10.4 Severability. Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

          10.5 Construction: Headings. Each Schedule to this Agreement is incorporated herein by this reference. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

          10.6 Choice of Law. It is the intention of the parties that the internal substantive laws, and not the laws of conflicts, of the State of New York should govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties. Such choice of law shall have no bearing upon determination of the proper venue or jurisdiction for resolution of any dispute hereunder.

          10.7 Fees and Expenses. The fees and expenses arising in connection with the negotiation and execution of this Agreement and the Warrant and consummation of the transactions contemplated hereby and thereby, shall be paid by the party incurring such fees.

          10.8 Confidentiality. The Investor will hold in strict confidence from any Person, unless compelled to disclose by judicial or administrative process or by other requirements of any law all documents and information concerning the Company furnished to it by or on behalf of the Company in connection with or pursuant to this Agreement or the transactions contemplated hereby and thereby, except to the extent that such documents or information can be shown to have been in the public domain through no fault of the Investor.

          10.9 No Assignment. Neither this Agreement nor any right, interest or be assigned (by operation of law or otherwise) by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void.

          10.10 Counterparts. This Agreement maybe executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                              PLUG POWER, LLC


                              By: /s/ Gary Mittleman
                                  ----------------------------
                                  Name: Gary Mittleman
                                  Title: President & CEO


                              SOUTHERN CALIFORNIA GAS COMPANY


                              By:_____________________________
                                  Name:
                                  Title:

               SCHEDULE 1 TO THE LLC INTEREST PURCHASE AGREEMENT

     This Schedule 1 to that certain LLC Interest Purchase Agreement (the "Agreement"), dated as of April 7, 1999, between Plug Power, LLC and the Investor set forth therein, defines certain of the terms used therein and is made a part thereof.

     "Class A Membership Interests" means the Class A Membership Interests as defined in the Company's Limited Liability Company Agreement.

     "Class B Membership Interests" means the Class B Membership Interests as defined in the Company's Limited Liability Company Agreement.

     "Closing" means the closing of the sale and purchase by the Investor of the Purchased Securities on the Closing Date.

     "Closing Date" means April 1999, or such different time or day as the Investor and the Company shall agree.

     "Commission" means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

     "Limited Liability Company Agreement" means the Limited Liability Company Agreement of the Company, dated as of June 27, 1997, as amended by the First, Second and Third Amendments thereto, respectively dated April 24, 1998, June 10, 1998, November 30, 1998 and the minutes of the Special Meeting dated January 29. 1999, attached hereto as Schedule 3(c).

     "Person" shall include any natural person, corporation, trust, association, company, partnership, joint venture and other entity and any Governmental Authority.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Shares" means units of Class A Membership Interests or Class B Membership Interests.

              SCHEDULE 5.8 TO THE LLC INTEREST PURCHASE AGREEMENT

                          Class A Membership Interest

                   Holder                             Number

                   EDC                                10,000,000
                   MT1                                10,000,000
                   GE                                  2,250,000
                   Cudahy                              1,440,000
                   Lindsay                                60,000
                   Antaeus                               299,850
                   Total outstanding:                 24,049,850

              SCHEDULE 5.9 TO THE LLC INTEREST PURCHASE AGREEMENT

                    Options for Class A Membership Interest

                                                   $ to Company
        Holder        Number     Exercise Price    Upon Exercise
         MTI         3,000,000       $ 7.50         $22,500,000
         EDC         3,000,000       $ 7.50         $22,500,000
         GE          3,000,000       $12.50         $37,500,000
      Total/Avg:     9,000,000       $ 7.53         $82,500,000

                   Warrants for Class A Membership Interest

        Cudahy         400,000       $ 8.50         $ 3,400,000

                    Options for Class B Membership Interest

       Employees     2,033,900  $1.00-$5.00         $ 4,350,000

                                  EXHIBIT 5.10

Applicant's Name:  Plug Power, L.L.C.

Applicant's Address: 968 Albany-Shaker Road Latham, New York 12110

Goods: Fuel cell systems, namely, fuel cell stacks, fuel processors, reformers, power controllers, power inverters, power Conditioners and energy storage devices, namely, barteries.

Plug Power

               EXHIBIT A TO THE LLC INTEREST PURCHASE AGREEMENT

                  AMENDMENT TO THE LIMITED LIABILITY COMPANY
                        AGREEMENT OF PLUG POWER, L.L.C.

                                 April 12.1999

     A.   Section 4.3 shall be amended and restated in its entirety, as follows:

     4.3  Additional Capital Financing.

          (a) In the event a majority of the Management Committee determines that the Company needs additional financing, the Management Committee shall determine the structure and the pricing of the debt/equity offering necessary to raise such additional financing. If the Management Committee cannot agree on the structure and pricing of such financin2, such determination shall be made by a reputable, nationally recognized investment banking form, experienced in structuring and pricing debt and/or equity offerings in similar industries, selected by the Management Committee.

          (b) Sale to a Non-Member. If equity and/or debt financing is determined to be necessary pursuant to (a) above and the Company sells additional Shares of Class A Membership Interests ("New Securities") to a non-Member ("Purchasing Non-Member"), the Company will offer to sell to each Class A Member additional Shares of Class A Membership Interests ("Additional Securities"). The number of Additional Securities each Class A Member may purchase is calculated as follows: the product of the New Securities multiplied by the percentage of Shares of Class A Membership Interests held by such Class A Member prior to the sale of the New Securities. The Class A Members shall be entitled to purchase such Additional Securities at the same price as such New Securities are sold to the Purchasing Non-Member. The rights granted to the Class A Members pursuant to this paragraph shall be referred to as "Dilution Mitigation Rights."

              (1) Following the sale of the New Securities, the Company shall give the Class A Members written notice of such sale, describing the type of New Securities and the price upon which the Company sold such securities. Each Class A Member shall have twenty (20) days after receipt of written notice ("Offering Period") to decide whether or not to purchase, and, in the event the Class A Member decides to purchase, then it must complete the purchase of the Additional Securities within the 20 day period, for the price and upon the terms specified in the notice by giving, written notice to the Company and stating therein the quantity of Additional Securities to be purchased. In no event shall the Purchasing Non-Member be entitled to purchase Additional Securities during the Offering Period.

              (2) The rights granted pursuant to this Section 4.3(b) shall not apply to the granting of New Securities (a) in connection with any transaction the predominate purpose of which is to acquire all or part of a Person or any of its business or assets, whether structured as an asset purchase or a purchase of stock or other equity (b) in exchange for services rendered in connection with any debt and/or equity financim, pursuant to this Section 4.33 (c) upon exercise of warrants or options exercisability into Shares of Class A Membership Interests or (d) in relationship to a Public offering of shares.

              (3) No Class A Member shall have the right to purchase Additional Securities not purchased by another Class A Member pursuant to this Section 4(b).

          (c) Sale to a Non-Member. If equity and,/or debt financing is determined to be necessary pursuant to (a) above and the Company sells additional Shares of Class A Membership Interests ("New Securities") to a Class A Member(s) ("Purchasing Member(s)"), each other Class A Member shall be entitled to purchase a sufficient number of Shares of Class A Membership Interest so that each Class A Member maintains the same proportionate ownership interest in the Company it had prior to the sale of the New Securities ("Additional Securities"). If one or more Class A Members elect not to exercise their right to purchase all or a portion of the Additional Securities, the proportionate ownership interest in the Company of all the Class A Members shall be adjusted to reflect each such Member's proportionate interest following the sale of New Securities to the Purchasing, Member. The rights granted to the Class A Members pursuant to this paragraph shall be referred to as "Anti-Dilution Rights."

              (1) Following the sale of the New Securities, the Company shall give the Class A Members written notice of such sale, describing the type of New Securities and the price upon which the Company sold such secunities. Each Class A Member shall have twenty (20) days after receipt of written notice to decide whether or not to purchase, and, in the event the Class A Member decides to purchase, then it must complete the purchase of the Additional Securities within the 20 day period, for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of Additional Securities to be purchased.

              (2) The rights granted pursuant to this Section 4.3(c) shall not apply to the granting of New Securities upon exercise of warrants or options exercisable into Shares of Class A Membership Interests.

              (3) No Class A Member shall have the right to purchase Additional Securities not purchased by another Class A Member pursuant to this Section 4.3(c).

     B. All other provisions of the Agreement, as amended, shall remain in full force and effect.

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

                                   EXHIBIT I

                              EXERCISE AGREEMENT

                                    Dated:

To:  Plug Power, LLC

     (1) The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. ___), hereby agrees to subscribe for the purchase of [all of the] [Insert number] Warrant Shares covered by such Warrant and makes payment herewith in full therefor at the price per share and in the manner provided by such Warrant.

     (2) In exercising this Warrant, the undersigned hereby confirins and acknowledges that the Warrant Shares are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell or otherwise dispose of any such Shares of Class A Membership Interests except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the "Act"), or any applicable state securities laws. Further, the undersigned acknowledges (1) that the purchase of the Shares of Class A Membership Interests is a long term investment, (ii) that the undersigned must bear the economic risk of the investment for an indefinite period of time because the shares have not been registered under the. Act or any state securities laws and that the undersigned's financial condition is such that it is not likely that it will be necessary to dispose of any such shares in the foreseeable future and (iii) that the certificates representing the securities purchased will bear appropriate legends as to the foregoing.

     (3) The undersigned has such experience and knowledge in financial and business matters to be capable of evaluating the merits and risks of the investment contemplated hereby and has reviewed the merits of such investment with tax and legal counsel and other advisors to the extent deemed advisable. The undersigned has been given the opportunity to ask questions of, and receive answers from, the Company concerning the investment and to obtain any additional information the undersigned deemed necessary. The undersigned is an "accredited investor" as defined in Rule 501 under the Act.

     (4) Please issue a certificate or certificates representing said Shares of Class A Membership Interests in the name of the undersigned.

[Name]

Signature

Address

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